SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

AXIAL VECTOR ENGINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49698	98-0353007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, 121 SW Salmon Street, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 471-1348

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

The change in our certifying accountant was previously disclosed on Form 8-K filed on May 15, 2007. We amend such filing in compliance with various requirements provided within Regulation S-B, Item 304.

Effective May 15, 2007, the Board of Directors of Axial Vector Engine Corporation dismissed Ronald N. Silberstein, CPA, P.L.L.C., the Company’s independent auditor previously engaged to audit our financial statements. Effective May 15, 2007, the Company engaged Ronald Serota, CPA, P.C., formerly known as Silberstein Serota, CPA’s and Business Consultants, P.C., a Nevada PCAOB registered CPA firm, as its principal accountants pursuant to an engagement agreement executed by the Company with Ronald Serota, CPA.

The Company did not consult with Ronald N. Silberstein, CPA, PLLC on any matters prior to retaining Ronald Serota, CPA, P.C. as its principal accountants. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company had appointed the former accountant to audit the financial statements of the Company for the fiscal year ended June 30, 2007. The planned audit did not commence and the fiscal year has not yet come to a close. The former accountant had not issued an audit report for either of the two prior years as the Company had another former accountant associated with such reports.

We have provided Ronald N. Silberstein, CPA, PLLC with the opportunity to furnish us with a letter addressed to the Commission indicating whether Ronald N. Silberstein, CPA, PLLC agrees with the statements made by us.

The engagement date for the retention of our new principal accountant, Ronald Serota, CPA, P.C. is May 15, 2007. We have not consulted the new principal accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered. We received no oral or written advise that was provided by the new principal accountant that would be an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. We did not consult with Ronald Serota, CPA, P.C. as to any matter of a disagreement with the former accountant. As disclosed above, we report no disagreements with our former principal accountant as to matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure. We did not consult with Ron Serota regarding such issues and we have asked the new principal accountant to review this disclosure before this current report is filed with the Commission and we have provided the new principal accountant with the opportunity to furnish us with a letter addressed to the Commission indicating whether Ronald Serota, CPA, P.C. agrees with the statements made by us.

Section 5.01 - Changes in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Directors

As previously reported on Form 8-K filed on May 18, 2007, Dr. Raymond Brouzes has tendered his resignation as President, CEO and Board Member of AVEC.” And it has been accepted by the Board of Directors. Mr. Brouzes has reported no disagreement with the registrant on any matter relating to the Company’s operations, policies or practices.

Other Resignations of Key Personnel

As previously reported on Form 8-K filed on May 18, 2007, Richard Fowlks has tendered his resignation as corporate general counsel and it has been accepted by the Board of Directors. Mr. Fowlks has reported no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Section 8 - Other Events

Item 8.01 Other Events

Impact on the Company’s Plan of Operations

As previously reported on Form 8-K filed on May 18, 2007, Adaptive Propulsion Systems (the companies licensee) has informed the company of a minimum of an additional 16 weeks delay on the final phase of testing to due mechanical failure of one of the parts of the “workhorse” multi fuel engine.

This will have a direct impact on closing sales of licenses, investment and the creation of the Center of Excellence.

SEC Investigation

As previously reported on Form 8-K filed on May 18, 2007, the Company announces that the Securities and Exchange Commission has issued a formal order of investigation of the Company relating to possible violations of Sections 5(a) and 5(c) of the Securities Act of 1933, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.  The Company and certain of its officers and directors have received subpoenas for the production of documents, as well as for testimony.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Ronald Serota, CPA, P.C.
16.2	Letter from Ronald N. Silberstein, C.P.A., P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation

/s/  Samuel Higgins
Samuel Higgins
Chief Executive Officer

Date: May 29, 2007